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                                  EXHIBIT 16.1

                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



May 5, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by PETsMART, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 5, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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